Exhibit 99.1

SILVER BAY REALTY TRUST CORP.

REPORTS FOURTH QUARTER 2012 FINANCIAL RESULTS

Completed Initial Public Offering and Formation Transactions, Acquired Portfolio of Over 3,400 Single-Family Properties

NEW YORK, February 28, 2013 - Silver Bay Realty Trust Corp. (NYSE: SBY) or “Silver Bay”, or “the Company,” a real estate investment trust that focuses on the acquisition, renovation, leasing and management of single-family properties, today announced its financial results for the quarter ended December 31, 2012.

Highlights

•                  Completed an initial public offering, which resulted in net proceeds of approximately $263.3 million (including proceeds of approximately $34.8 million attributable to the exercise of the underwriters’ overallotment option on January 7, 2013)

•                  Managed portfolio of over 3,400 single-family properties located in ten markets across seven states as of December 31, 2012

•                  Realized an average monthly rent per leased property of $1,148

•                  Held cash and cash equivalents of $228.1 million and $19.7 million in escrow deposits

“We are proud to be the first publicly traded, single-family property REIT,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “Silver Bay is capitalizing on a generational opportunity to acquire undervalued single-family properties in markets with strong demographic and macroeconomic indicators. Additionally, we continue to build our institutional platform in order to grow our business and capture operational efficiencies.”

Financial Results

Silver Bay reported fourth quarter 2012 total revenue of $2.8 million. Net loss attributable to common stockholders for the fourth quarter was $3.2 million, or ($0.04) per diluted share.

Formation and Financial Presentation

Concurrently with Silver Bay’s initial public offering, the Company completed a series of merger and contribution transactions through which Silver Bay acquired Two Harbors Property Investment LLC (now Silver Bay Property Investment LLC), or its Predecessor, and entities managed by Provident Real Estate Advisors LLC, or the Provident Entities. Silver Bay’s Predecessor is considered the acquiring or surviving entity for accounting purposes. Given Silver Bay’s formation date of December 19, 2012, the financial results for the fourth quarter and full year of 2012 reflect an abbreviated operating period of twelve days for the Provident Entities in addition to the full year financial performance of its Predecessor.

The historical balances of Silver Bay’s Predecessor have been reflected at carryover basis in Silver Bay’s consolidated financial statements for 2012. The assets and liabilities of the Provident Entities’ have been recorded at their fair value upon acquisition.

In the first quarter of 2012, Silver Bay’s Predecessor began acquiring a portfolio of single-family properties. A substantial number of these properties did not generate revenue for the fourth quarter and full year of 2012 as they were still in the stabilization phase, or the period before a property becomes income producing.

Portfolio Summary and Operating Metrics

Silver Bay managed a portfolio of 3,405 single-family properties as of December 31, 2012. During the fourth quarter, Silver Bay and its Predecessor acquired 857 properties in the fourth quarter, exclusive of the acquisition of the 881 properties owned by the Provident Entities. The Company achieved an occupancy rate of 96% and an average monthly rent of $1,148 on 1,779 properties that were stabilized as of December 31, 2012. Silver Bay reported an occupancy rate of 83% and an average monthly rent of $1,143 on 1,583 properties that were owned for a minimum of six months. A total of 1,705 single-family properties of the aggregate portfolio were leased as of December 31, 2012, resulting in an occupancy rate of 50%. The occupancy rate of the aggregate portfolio is not indicative of the portfolio’s expected performance due to the significant number of recently acquired properties and those still in the stabilization phase. A summary of Silver Bay’s occupancy rates in addition to Silver Bay’s supplementary definition of stabilized properties are included in the financial and operating tables accompanying this press release.

Public Stock Offerings

On December 19, 2012, Silver Bay completed an initial public offering of common stock. The offering resulted in the issuance of 13,250,000 shares of common stock for net proceeds of approximately $228.5 million. Subsequent to quarter end, Silver Bay issued an additional 1,987,500 shares of common stock pursuant to the underwriters’ over-allotment option for net proceeds of approximately $34.8 million. Silver Bay intends to use the net proceeds from these offerings to purchase additional single-family properties, to renovate such properties for rental to residents and for working capital.

First Quarter 2012 Conference Schedule

The Company is scheduled to participate in an upcoming investor conference in New York City. On March 7, 2013, Silver Bay will attend the Goldman Sachs Equity Housing Conference at the Conrad New York. During the conference, the Silver Bay management team may discuss the current operating environment of the Company, as well as overall business strategy and property acquisitions.

Conference Call

Silver Bay will host a conference call on March 1, 2013 at 9:00 a.m. EST to discuss fourth quarter 2012 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 317-6016 (or (412) 317-6016 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on March 1, 2013 through 9:00 p.m. EST on March 18, 2013. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing Conference Number 10024964. The call will also be archived on the Company’s website in the Investor Relations section under the Events Calendar link.

About Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay intends to elect and qualify to be taxed as a REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s target markets; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s failure to successfully operate its properties; Silver Bay’s ability to obtain financing arrangements; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s target assets; the impact of changes in governmental regulations, tax law and rates, and similar matters.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC’s Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 250, Minnetonka, MN 55305, telephone (952) 358-4400.

Phoenix, AZ

SILVERBAY
Realty Trust Corp.

FOURTH QUARTER 2012

Supplemental Financial and Operating Data

Atlanta, GA

Orlando, FL

Discovery Bay, CA

SUPPLEMENTAL FINANCIAL AND OPERATING DATA

TABLE OF CONTENTS

FOURTH QUARTER 2012

Consolidated Balance Sheet	Attachment 1
Consolidated Statements of Operations	Attachment 2
Consolidated Statement of Changes in Equity	Attachment 3
Consolidated Statements of Cash Flows	Attachment 4
Portfolio Summary of Single-Family Properties	Attachment 5
Portfolio Summary of Stabilized Properties and Those Owned Six Months or Longer	Attachment 6

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2012

(amounts in thousands except share data)

(unaudited)
Assets
Investments in real estate:
Land	$82,310
Building and improvements	338,252
420,562
Accumulated depreciation	(1,869)
Investments in real estate, net	418,693

Cash and cash equivalents	228,139
Escrow deposits	19,727
Resident security deposits	2,266
In-place lease and deferred lease costs, net	2,363
Other assets	6,114
Total Assets	$677,302

Liabilities and Equity
Liabilities:

Accounts payable and accrued property expenses	$4,550
Resident prepaid rent and security deposits	2,713
Amounts due to the manager and affiliates	3,071
Amounts due previous owners	6,555
Total liabilities	16,889

10% cumulative redeemable preferred stock, $.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000

Equity:

Stockholders’ Equity:
Common stock $.01 par; 450,000,000 shares authorized; 37,328,213 shares issued and outstanding	372
Additional paid-in capital	664,146
Cumulative deficit	(5,609)
Total Stockholders’ Equity	658,909
Noncontrolling interests - Operating Partnership	504
Total Equity	659,413
Total Liabilities and Equity	$677,302

ATTACHMENT 1

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012

(amounts in thousands except share data)

	Three Months Ended
	December 31, 2012	Year Ended 2012
	(unaudited)	(unaudited)
Revenue:

Rental income	$2,757	$3,584

Other income	32	32

Total revenue	2,789	3,616

Expenses:

Property operating and maintenance	1,195	1,971

Real estate taxes	747	1,273

Homeowner’s association fees	229	391

Property management	395	459

Depreciation and amortization	1,528	2,003

Advisory management fee - affiliates	1,355	2,159

General and administrative	585	881

Total expenses	6,034	9,137

Net loss	(3,245)	(5,521)

Net loss attributable to noncontrolling interests - Operating Partnership	4	4

Net loss attributable to controlling interests	(3,241)	(5,517)

Preferred stock distributions	(3)	(3)

Net loss attributable to common stockholders	$(3,244)	$(5,520)

Loss per share - basic and diluted(1)

Net loss attributable to common shares	$(0.04)	$(0.04)

Weighted average common shares outstanding	37,328,213	37,328,213

(1)                                 Silver Bay calculated the 2012 loss per share only for the period its common stock was outstanding during the year, referred to as the post-formation period. Prior to its initial public offering and formation transactions, Silver Bay did not have any publicly issued common stock. The formation transactions closed on December 19, 2012, therefore Silver Bay has defined the post-formation period to be the date of the formation transactions through December 31, 2012, or twelve days of activity.

ATTACHMENT 2

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE QUARTER ENDED DECEMBER 31, 2012

(amounts in thousands except share data)

(unaudited)

	Common Stock					Noncontrolling
		Par	Additional		Total	Interests -
	Shares	Value	Paid-In	Cumulative	Stockholders’	Operating	Parent	Total
	Issued	Amount	Capital	Deficit	Equity	Partnership	Equity	Equity

Balance at October 1, 2012		$—	$—	$(2,367)	$(2,367)	$—	$250	$(2,117)
Parent contributions through December 19, 2012					—		321,773	321,773

Net proceeds from Initial Public Offering	13,250,000	133	228,384		228,517			228,517

Formation Transactions	23,917,642	239	435,713	—	435,952	508	(322,023)	114,437

Restricted stock issued	160,571	—			—			—

Other			49		49			49

Net loss				(3,242)	(3,242)	(4)		(3,246)

Balance at December 31, 2012	37,328,213	$372	$664,146	$(5,609)	$658,909	$504	$—	$659,413

ATTACHMENT 3

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012

(amounts in thousands)

	Three Months Ended
	December 31, 2012	Year Ended 2012
	(unaudited)	(unaudited)

Cash Flows From Operating Activities:
Net loss	$(3,244)	$(5,521)
Adjustments to reconcile net loss to net cash (used) / provided by operating activities:
Depreciation and amortization	1,528	2,003
Non-cash stock option compensation	38	38
Net change in assets and liabilities:
Increase in related party payables, net	2,500	3,693
(Decrease) / Increase in deferred lease fees and prepaid rents	(523)	61
Increase in other assets	(1,354)	(1,996)

Increase in accounts payable and accrued property expenses	797	3,324
Net cash (used) / provided by operating activities	(258)	1,602

Cash Flows From Investing Activities:
Purchase of investments in real estate	(97,955)	(276,730)
Capital improvements of investments in real estate	(17,937)	(30,527)
Decrease / (Increase) in escrow cash	15,005	(18,955)
Net cash used by investing activities	(100,887)	(326,212)

Cash Flows From Financing Activities:
Capital contribution of parent, net	97,982	323,982
Proceeds from issuance of common stock, net of offering costs	228,517	228,517
Net cash provided by financing activities	326,499	552,499

Net change in cash and cash equivalents	225,354	227,889
Cash and cash equivalents at beginning of the period	2,785	250

Cash and cash equivalents at end of the period	$228,139	$228,139

Noncash investing and financing activities:
Accrued preferred stock dividends	$(3)	$(3)
Capital improvements in accounts payable	$680	$680
Formation Transactions	$126,083	$126,083

ATTACHMENT 4

PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES

The following table provides a summary of Silver Bay’s portfolio of single-family properties as of December 31, 2012.

			Average					Average
		Aggregate	Cost Basis	Average	Average	Number of	Number	Monthly Rent
	Number of	Cost Basis(1)	Per Property	Age(2)	Square	Leased	of Vacant	for Leased
Market	Properties	(thousands)	(thousands)	(in years)	Footage	Properties	Properties(3)	Properties(4)

Phoenix	1,002	$127,308	$127	17.9	1,717	592	410	$1,041

Tampa	816	99,779	122	21.9	1,675	401	415	1,261

Atlanta	607	67,674	111	14.9	2,089	313	294	1,191

Northern CA(5)	256	43,323	169	40.6	1,418	113	143	1,457

Las Vegas	213	27,255	128	13.4	1,742	77	136	1,151

Tucson	186	14,334	77	38.8	1,343	112	74	828

Southern CA(6)	149	18,161	122	38.6	1,364	13	136	1,208

Orlando	90	13,001	144	18.0	1,889	71	19	1,318

Charlotte	60	7,181	120	9.7	2,035	12	48	1,058

Dallas	26	2,546	98	17.8	1,784	1	25	1,250

Totals	3,405	$420,562	$124	21.7	1,727	1,705	1,700	$1,148

(1)         Aggregate cost includes all capitalized costs, determined in accordance with GAAP, incurred through December 31, 2012 for the acquisition, stabilization, and significant post-stabilization renovations of properties, including land, building, possession costs and renovation costs. Aggregate cost does not include accumulated depreciation. At completion of the Formation Transactions, Silver Bay Predecessor’s properties were recorded at an aggregated carryover net book value cost basis. The Provident Entities’ properties aggregated cost basis was $117.9 million, which represents the fair market value of properties at the formation date due to the contribution of Provident Entities’ property being considered an acquisition subject to purchase accounting for accounting purposes.

(2)         As of December 31, 2012, approximately 29% of the properties in the combined portfolio were less than 10 years old, 27% were between 10 and 20 years old, 16% were between 20 and 30 years old, 15% were between 30 and 40 years old, 5% were between 40 and 50 years old, and 8% were more than 50 years old.

(3)         A significant portion of the properties were purchased within the last six months and are still undergoing stabilization. Silver Bay defines stabilized properties as those that we have acquired, renovated, marketed and leased for the first time. Properties acquired with in-place leases are considered stabilized. Total number of vacant properties includes properties in the process of stabilization as well as those available for lease.

(4)         Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay’s average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.

(5)         Northern California market currently consists of Contra Costa, Napa, Sacramento and Solano Counties.

(6)         Southern California market currently consists of Colton, Riverside and San Bernardino Counties.

ATTACHMENT 5

PORTFOLIO SUMMARY OF STABILIZED PROPERTIES AND THOSE OWNED SIX MONTHS OR LONGER

The following table summarizes Silver Bay’s stabilized properties and those owned six months or longer as of December 31, 2012.

	Stabilized Properties					Properties Owned at Least Six Months
										Average
					Average					Monthly
					Monthly					Rent for
					Rent for	Properties				Properties
	Number of				Leased	Owned Six				Owned at
	Stabilized	Properties	Properties	Occupancy	Stabilized	Months or	Properties	Properties	Occupancy	Least Six
Market	Properties(1)	Leased	Vacant	Rate	Properties(2)	Longer	Leased	Vacant	Rate	Months(3)

Phoenix	648	592	56	91%	$1,041	551	481	70	87%	$1,030

Tampa	409	401	8	98%	1,261	426	359	67	84%	1,258

Atlanta	318	313	5	98%	1,191	302	243	59	80%	1,185

Northern CA	113	113	—	100%	1,457	52	35	17	67%	1,554

Las Vegas	81	77	4	95%	1,151	101	57	44	56%	1,155

Tucson	112	112	—	100%	828	78	76	2	97%	828

Southern CA	13	13	—	100%	1,208	21	10	11	48%	1,209

Orlando	72	71	1	99%	1,318	52	51	1	98%	1,357

Charlotte(4)	12	12	—	100%	1,058	—	—	—	—	—

Dallas(4)	1	1	—	100%	1,250	—	—	—	—	—

Totals	1,779	1,705	74	96%	$1,148	1,583	1,312	271	83%	$1,143

(1)             Silver Bay defines stabilized properties as those that the Company has acquired, renovated, marketed and leased for the first time. Properties acquired with in-place leases are considered stabilized.

(2)             Average monthly rent for leased stabilized properties was calculated as the average of the contracted monthly rent for all stabilized properties as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay’s average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.

(3)             Average monthly rent for properties owned at least six months was calculated as the average of the contracted monthly rent for all properties owned at least six months as of December 31, 2012. To date, rent concessions have been utilized on a limited basis and have not had a significant impact on Silver Bay’s  average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased properties.

(4)             As of December 31, 2012, there were no properties owned six months or longer in these markets.

ATTACHMENT 6